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                                                                    EXHIBIT 23







                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Parker Drilling Company on Form S-8 (File No. 2-87944, 33-24155, 33-56698, 33-57345) and Form S-3 (File No. 333-36498) of our report dated January 30, 2001, on our audits of the consolidated financial statements and financial statement schedule of Parker Drilling Company and its subsidiaries as of December 31, 2000 and 1999, and for the years ended December 31, 2000 and 1999, August 31, 1998 and for the four months ended December 31, 1998, which report is included in this Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP




Tulsa, Oklahoma
March 20, 2001